Exhibit 107
CALCULATION OF FILING FEE TABLE
424(b)(7)
(Form Type)

Banc of California, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be carried Forward
Newly Registered Securities
Fees to be paid	—	—	—	—	—	—	—	—
Fees previously paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	Equity	Class A common stock, par value $0.01 per share	415(a)(6)	20,323,171(1)	$14.54	$295,498,906.30(2)			S-3	333-270328	March 7, 2023	$110,358.60(2)
	Total Offering Amounts					$295,498,906.30(2)		—
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							—

(1)
This prospectus supplement relates to 20,323,171 unsold shares of voting common stock of Banc of California, Inc. and any additional shares of voting common stock of Banc of California, Inc. which become issuable with respect thereto by reason of any stock dividend, stock split, recapitalization or other similar transaction, that were previously covered by the registrant’s then-active registration statement on Form S-3, filed with the Securities and Exchange Commission on March 7, 2023 (File No. 333-270328) (the “Prior Registration Statement”), pursuant to a prospectus supplement thereunder filed on March 1, 2024 (the “Prior Prospectus Supplement”). The prospectus supplement filed hereby supersedes and replaces the Prior Prospectus Supplement.

(2)
Information provided represents the proposed maximum offering price per share, the proposed maximum aggregate offering price, and the amount of filing fee previously paid at the time of the filing of the Prior Prospectus Supplement. In accordance with Rule 415(a)(6) under the Securities Act of 1933, as amended, all of the securities registered pursuant to the prospectus supplement filed herewith were previously registered on the Prior Registration Statement. In connection with the prior registration of such unsold securities, Banc of California, Inc. paid filing fees of $110,358.60 with respect to voting common stock with an aggregate offering price of $110,358.60, which will continue to be applied to such unsold securities. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the current registration statement on Form S-3 filed with the Securities and Exchange Commission on March 2, 2026 (File No. 333-293930).